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                                   Exhibit 11

                        COMPUTATION OF EARNINGS PER SHARE

                                                               THREE MONTHS                    SIX MONTHS
                                                        --------------------------      ---------------------------
                                                          6/3098          6/30/97         6/3098          6/30/97
                                                        -----------     -----------     -----------     -----------
                     BASIC

Net earnings applicable to common stock:

     Net Income/(Loss) .............................    $   351,985     $    58,169     $  (193,308)    $  (283,494)
     Deduct preferred stock dividends paid .........        (31,830)        (31,830)        (63,660)        (63,660)
                                                        -----------     -----------     -----------     -----------

Net earnings/(loss) applicable to common stock .....    $   320,155     $    26,339     $  (256,968)    $  (347,154)
                                                        -----------     -----------     -----------     -----------
                                                        -----------     -----------     -----------     -----------
Weighted average number of common shares outstanding      5,157,580       4,955,209       5,156,912       4,872,268
                                                        -----------     -----------     -----------     -----------
                                                        -----------     -----------     -----------     -----------
Earnings/(Loss) per share - Basic ..................    $      0.06     $      0.01     $     (0.05)    $     (0.07)
                                                        -----------     -----------     -----------     -----------
                                                        -----------     -----------     -----------     -----------
Earnings per share - diluted .......................    $      0.06     $      0.01             N/A             N/A
                                                        -----------     -----------     -----------     -----------
                                                        -----------     -----------     -----------     -----------


The exercise of outstanding stock options, convertible subordinated debenture and convertible preferred stock were not included in the calculations of diluted earnings per share, as their effect would be antidilutive. Potentially dilutive shares total 1,570,103 and 1,570,948 for the three months ended June 30, 1998 and 1997, respectively and 1,618,047 and 1,610,341 for the six months ended June 30, 1998 and 1997, respectively.